UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2024

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 921-4600

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On November 27, 2024, Unusual Machines, Inc. (the “Company”) issued 900,000 shares of the Company’s common stock to an accredited investor in connection with a conversion of 900 shares of the Company’s Series A Convertible Preferred Stock and 540,000 shares of the Company’s common stock to another accredited investor in connection with a conversion of 540 shares of the Company’s Series A Convertible Preferred Stock. In addition, the Company issued 45,250 shares of the Company’s common stock to Dominari Securities, LLC in connection with a warrant exercise of 45,250 warrant shares and received cash proceeds in the amount of $226,250. The issuances were exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

On November 29, 2024, the Company issued 1,075,000 shares of the Company’s common stock to an accredited investor in connection with a conversion of 1,075 shares of the Company’s Series A Convertible Preferred Stock and 632,000 shares of the Company’s common stock to another accredited investor in connection with a conversion of 632 shares of the Company’s Series A Convertible Preferred Stock. In addition, the Company issued 8,750 shares of the Company’s common stock to Revere Securities, LLC in connection with a warrant exercise of 8,750 warrant shares and received cash proceeds in the amount of $43,750. The issuances were exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

On December 2, 2024, the Company issued 250,000 shares of the Company’s common stock to an accredited investor in connection with conversions in the aggregate amount of $497,500 of an 8% Promissory Note due November 30, 2025 at an exercise price of $1.99 and 662,403 shares of the Company’s common stock to another accredited investor in connection with conversions in the aggregate amount of of $1,318,182 of a 4% Convertible Promissory Note due November 30, 2025 at an exercise price of $1.99. The issuance was exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 2, 2024, the 2024 Annual Meeting of the Company was held. At the 2024 Annual Meeting, the Company’s stockholders voted on (i) the election of five members of the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1); (ii) ratification of the appointment of Salberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2); (iii) approval of the issuance of additional shares of the Company’s common stock exceeding 20% of the Company’s outstanding shares (Proposal 3); (iv) approval of the 2022 Equity Incentive Plan (Proposal 4); and (v) approval of an adjournment of the 2024 Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the 2024 Annual Meeting (Proposal 5), all as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 15, 2024.

Set forth below are the voting results on each matter submitted to the stockholders at the 2024 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following five individuals as directors to hold office until the next annual meeting of stockholders:

Nominee	Votes For	Abstentions	Broker Non-Votes
Dr. Allan Evans	2,401,970	39,365	1,055,484
Cristina A. Colón	2,393,374	47,961	1,055,484
Robert Lowry	2,393,624	47,711	1,055,484
Sanford Rich	2,402,484	38,851	1,055,484
Jeffrey Thompson	2,401,969	39,366	1,055,484

2

Proposal 2. The Company’s stockholders voted to ratify the appointment of Salberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions
3,458,416	2,003	36,400

Proposal 3. The Company’s stockholders voted to approve the issuance of additional shares of the Company’s common stock exceeding 20% of the Company’s outstanding shares.

Votes For	Votes Against	Abstentions
2,310,881	110,250	20,204

Proposal 4. The Company’s stockholders voted to approve the 2022 Equity Incentive Plan.

Votes For	Votes Against	Abstentions
2,282,327	142,361	16,647

As there were sufficient votes to approve proposals 1 through 4, proposal 5 was moot.

Item 7.01 Regulation FD Disclosure.

Due to a technical problem, the Company is unable to post a broadcast of the Company’s 3rd quarter earnings release call that was held on November 14, 2024 on the Company’s website. Accordingly, a copy of the complete script for the earnings release call is being furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Company’s 3rd Quarter Earnings Script
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: December 2, 2024	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Executive Officer

4